Exhibit 3.19

BYLAWS OF

ROCK-TENN COMPANY OF TEXAS

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, within or without the State of Georgia, on such date and at such time as the Board of Directors or the Chairman of the Board or the President may determine, or, if such is not determined, then such meeting shall be held at the principal executive office of the Corporation at 8:30 a.m. on the fourth Thursday in the month of January of each year, or, if such date is a legal holiday, on the next following business day.

Section 2 . Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President, or upon written request to the Chairman of the Board, the President or the Secretary by the holders of at least one-quarter of the outstanding shares entitled to vote at such meeting. Such written request shall specify the time and purpose of the proposed meeting. Such meetings shall be held at such place, within or without the State of Georgia, as is stated in the call and notice thereof.

Section 3. Notice of Meetings of Shareholders. Except as may otherwise be required or prohibited by law, written notice of each meeting of shareholders, stating the place and time of the meeting, shall be mailed to each shareholder entitled to vote at or to notice of such meeting not less then ten (10) nor more than sixty (60) days prior to such meeting, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation at the time of mailing, unless such shareholder waives notice of the meeting. If such notice is for a special meeting, the notice shall also include the purpose or purposes for which the special meeting is being called and shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting. Any shareholder may execute a waiver of notice, in person or by proxy, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting in person or by proxy. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting (i) at which a plan of merger or consolidation is considered, or (ii) regarding any other action which a shareholder is entitled to dissent from under the Georgia Business Corporation Code, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice or the waiver itself must conspicuously and specifically waive the right to such information. Failure to receive notice of any meeting of shareholders shall not invalidate the meeting. Notice of any meeting may be given by or at the direction of the Chairman of the Board, the President, the Secretary or by the person or persons calling such meeting. No notice need be given of the time and place of reconvening of any adjourned meeting, if the time and place to which the meeting is adjourned are announced at the adjourned meeting. Notice to a shareholder shall be deemed to be delivered when deposited in the United States mail with first class postage thereon paid.

Section 4. Quorum; Required Shareholder Vote. A quorum for the transaction of business at any annual or special meeting of shareholders shall exist when the holders of a majority of the outstanding shares entitled to vote are represented either in person or by proxy at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. When a quorum is once present to organize a meeting, the shareholders present may continue to do business at the meeting or at any adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting may adjourn such meeting to another time or place despite the absence of a quorum.

Section 5. Proxies. A shareholder may vote or execute consents or waivers either in person or by proxy which he, his duly authorized attorney or personal representative has executed in writing and dated. If stock is voted by a duly authorized attorney or representative, a copy of the power of attorney or other authorization may be required by the Chairman of the meeting, to be then exhibited and approved by the Chairman. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the proxy.

Section 6. Voting. At every meeting of the shareholders, each shareholder of the Corporation entitled to vote at such meeting, either in person or by proxy, shall be entitled to one vote for each share of paid-up stock to which a voting right relates that is registered in his or her name on the books of the Corporation, on the date of determination of voting rights thereat.

Section 7. List of Shareholders. Prior to each meeting of the shareholders, the Secretary of the Corporation, an Assistant Secretary or an agent of either, shall prepare a complete list of all shareholders entitled to notice of such meeting, as of the record date for such meeting. Such list shall be arranged in alphabetical order by class of stock entitled to vote at such meeting, shall show the address of and number of shares held by each shareholder, and shall be certified and held open for inspection at the meeting of shareholders. If the right to vote at any meeting is challenged, the Chairman may rely on such list as evidence of the right of the person challenged to vote at such meeting.

Section 8. Fixing Record Date. For the purpose of determining shareholders entitled to notice of or entitled to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of shareholders, such date to be not less than ten (10) days nor more than sixty (60) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a record date has been fixed to determine shareholders entitled to vote at any meeting, such determination shall apply to any adjournment thereof.

Section 9. Action of Shareholders Without Meeting. Any action required to be, or which may be, taken at a meeting of the shareholders, may be taken without a meeting if written consent, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, provided that, with respect to an action regarding a plan of merger or consolidation or which a shareholder is otherwise entitled to dissent from under the Georgia Business Corporation Code, information as required by the Georgia Business Corporation Code must be delivered to the shareholders prior to their execution of the consent or the consent must conspicuously and specifically waive the right to such information. Such consent shall have the same force and effect as a unanimous affirmative vote of the shareholders and shall be filed with the minutes of the proceeding of the shareholders.

ARTICLE II

DIRECTORS

Section 1. Power of Directors. The Board of Directors shall manage the business and affairs of the Corporation and may exercise all the powers of the Corporation, subject to any restrictions imposed by law, by the Articles of Incorporation or by these Bylaws.

Section 2. Composition of the Board. The Board of Directors of the Corporation shall consist of not less than two (2) nor more than twenty (20) natural persons of the age of eighteen years or over. Directors need not be residents of the State of Georgia nor shareholders of the Corporation. At each annual meeting the shareholders shall fix the number of Directors and elect the Directors, who shall serve until their successors are elected and qualified; provided that the shareholders may, by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors, reduce the number of Directors and remove Directors with or without cause at any time. The Board of Directors or the shareholders may increase or decrease, at any time and from time to time, the number of Directors by amendment to these Bylaws.

Section 3. Meetings of the Board; Notice of Meeting; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year as soon as practicable following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or the President upon request in writing signed by two or more Directors and specifying the purpose or purposes of the meeting. Notice of the time and place of such special meetings shall be given to each Director, at his residence or usual place of business, in person or by first class mail, telegraph, cablegram or telephone, or by any other means customary for expedited business communications, at least one (1) day before the meeting. Any Director may execute a waiver of notice, either before or after any meeting, and shall be deemed to have waived notice if he is present at such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia as the Board of Directors or the Chairman of the Board or the President may determine. In the absence of any such determination, annual and special meetings of the Board of Directors shall be held at the principal executive office of the Corporation.

Section 4. Quorum; Vote Requirement. A majority of the Directors in office at any time shall constitute a quorum for the transaction of business at any meeting. When a quorum is present, the vote of a majority of the Directors present shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws. A majority of the Directors present may adjourn a meeting to any specified time and place.

Section 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Directors or committee members and filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee, as the case may be.

Section 6. Vacancies. A vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if not so filled by the shareholders, by the remaining Directors. Any other vacancy occurring in the Board of Directors including, without limitation, any vacancy occurring by reason of an amendment to these Bylaws increasing the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though no less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. A Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office or, if such vacancy occurs by reasons of an amendment to these Bylaws increasing the number of Directors, until the next election of Directors by the shareholders.

Section 7. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a President, a Chief Operating Officer (if the Directors so elect), such number of Executive Vice Presidents and Vice Presidents as the Board of Directors shall from time to time determine, a Secretary, a Treasurer, a Chief Financial Officer and a General Counsel (if the Directors so elect), and such other officers or assistant officers as may be considered necessary by the Board of Directors for the proper conduct of the Corporation. The officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the shareholders; however, a majority of the Board of Directors may elect any additional officer at any special meeting. Each officer shall hold office until the next annual meeting of the Board of Directors immediately following the annual meeting of the shareholders, and thereafter until such officer’s successor has been elected and has qualified, or until such officer’s earlier resignation, removal from office, or death. Any two or more offices may be held by the same person, except that neither the Chairman nor the President shall serve as the Secretary or Assistant Secretary.

Section 2. Chairman of the Board. The Chairman of the Board (referred to in these Bylaws as the “Chairman”) shall give guidance to the President and other officers of the Corporation in the setting of corporate policy and in the conduct of the Corporation’s business, policies and affairs. The Chairman shall preside, when present, at all meetings of the shareholders and at all meetings of the Board of Directors.

Section 3. Chief Executive Officer. The Chairman or the President, as designated by the Board of Directors, shall be the Chief Executive Officer of the Corporation and, in addition to such other powers and duties as may be conferred upon such officer by the Board of Directors, as Chief Executive Officer shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors.

Section 4. President. The President shall have the power and authority to make and execute contracts, deeds, evidences of indebtedness and other instruments on behalf of the Corporation and to delegate such power to others. The President shall, if he is the Chief Executive Officer, also have direct superintendence of the Corporation’s business, policies, properties and affairs, subject to the direction of the Board of Directors. If he is not the Chief Executive Officer, he shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman, the President shall perform the duties and exercise the powers of the Chairman.

Section 5. Chief Operating Officer. The Corporation may have a Chief Operating Officer who shall be elected by the Board of Directors and shall directly supervise each of the operating divisions of the Corporation. The Chief Operating Officer shall have the power to make and execute contracts, deeds, evidences of indebtedness and other instruments on behalf of the Corporation and to delegate such powers to others. In the absence of the President, the Chief Operating Officer shall perform all the duties of the President, and when so acting shall have the powers of the President.

Section 6. Vice Presidents. The Executive Vice Presidents and Vice Presidents shall have such powers and duties as from time to time may be conferred upon or assigned to them in writing by the Board of Directors or the Chief Executive Officer.

Section 7. Chief Financial Officer. The Corporation may have a Chief Financial Officer who shall be elected by the Board of Directors and shall have general supervision over the financial affairs of the Corporation. The Chief Financial Officer shall also have the power to make and execute contracts, deeds, evidences of indebtedness and other instruments on behalf of the Corporation, in addition to any other powers and duties as from time to time may be conferred upon or assigned to him in writing by the Board of Directors or the Chief Executive Officer.

Section 8. General Counsel. The Corporation may have a General Counsel who shall be elected by the Board of Directors and shall have general supervision over the legal affairs of the Corporation, in addition to any other powers and duties as from time to time may be conferred upon or assigned to him in writing by the Board of Directors or the Chief Executive Officer.

Section 9. Secretary. The Secretary shall send all notices of meetings of the shareholders, the Board of Directors, and the Executive Committee. The Secretary shall attend all meetings of the shareholders, the Board of Directors, and the Executive Committee, and shall keep a true and faithful record of the proceedings. The Secretary shall have custody of the seal of the Corporation, and of all records, books, documents, and papers of the Corporation. The Secretary may sign with the President, or a Vice President, certificates of stock of the Corporation. The Secretary shall sign and execute all documents which require his signature and execution, and shall affix the seal of the Corporation thereto and attest the same when necessary. Any Assistant Secretary shall have such of the authority and shall perform such of the duties of the Secretary as may be provided in these Bylaws. During the Secretary’s absence or inability, the Secretary’s authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries.

Section 10. Treasurer. The Treasurer shall receive and have charge of all funds and securities of the Corporation. The Treasurer shall deposit the funds to the credit of the Corporation in such banks, trust companies or other such depositories as shall be approved from time to time by the Board of Directors. The Treasurer may sign with the President or a Vice President certificates of stock of the Corporation; and, in general, shall perform all the duties ordinarily incident to the office of a treasurer of a corporation. The Treasurer shall make such reports as the Board of Directors, the Chairman or the President may require. Assistant Treasurers shall have such of the authority and perform such of the duties of the Treasurer as may be provided in these Bylaws. During the Treasurer’s absence or inability, the Treasurer’s authority and duties shall be possessed by such Assistant Treasurer or Assistant Treasurers.

Section 11. Other Officers. Any other officers or assistant officers elected by the Board of Directors shall have such powers and duties as from time to time may be conferred upon or assigned to them in writing by the Board of Directors or the Chief Executive Officer.

Section 12. Removal of Officers. Any officer may be removed at any time by the Board of Directors, with or without cause, and such vacancy may be filled by the Board of Directors. The Chief Executive Officer shall have the power at any time to remove any officer other than Chairman of the Board with or without cause and such action shall be conclusive on the officer so removed. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 13. Appointed Officers. The Board of Directors, the Chairman, the President or the Chief Operating Officer may, from time to time, appoint individuals to serve in such designated capacities for the Corporation and to hold such titles (such as a designated officer of a division or of another area of the business affairs of the Corporation) as the Board of Directors, the Chairman, the President or the Chief Operating Officer may deem appropriate. No appointed officer shall, by reason of such appointment, become an elected officer of the Corporation. Each appointed officer shall perform such duties and shall have such authority as shall be delegated to him from time to time by the elected officer of the Corporation then responsible for the particular area in which such appointed officer is working.

Any appointed officer may be removed, with or without cause, at any time by the Board of Directors, the Chairman, the President or the Chief Operating Officer, or, in the event of a withdrawal of any duty or authority, by the officer who delegated such duty or authority to such appointed officer.

Section 14. Compensation of Officers. The compensation and method of payment of the Chairman and the President of the Corporation shall be established by the Board of Directors. The compensation and method of payment of all other officers and senior management shall be established by the the Board of Directors or the Chief Executive Officer.

ARTICLE IV

COMMITTEES

Section 1. Board of Directors Committees. The Board of Directors by resolution may provide for such standing or special committees of two or more Directors or other members not Directors as it deems desirable, and may discontinue the same at its pleasure. Each such Committee shall have such powers and perform such duties not inconsistent with law as may be assigned to it by the Board of Directors, provided that no such Committee shall have the authority to exercise any power not exercisable by statute by any group or individual other than the Board of Directors.

ARTICLE V

STOCK

Section 1. Certificates. Each shareholder shall be entitled to a stock certificate or certificates certifying the number and kind of shares owned by him. Said certificates shall be signed by any two of the Chairman of the Board, the President, the Secretary or the Treasurer, and shall bear the seal of the Corporation. Any of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar.

Section 2. Transfer of Shares. Shares of stock shall be transferrable only on the books of the Corporation; all requests for transfer shall be made by the holder thereof in person or by his duly authorized attorney, and on surrender of the certificate or certificates duly endorsed.

Section 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars of its stock, and may from time to time define their respective duties. If appointed, no certificate of stock shall be valid until countersigned by the Corporation’s transfer agent, if any, and until registered by the Corporation’s registrar, if any.

Section 5. Closing Books of the Corporation for Transfer of Stock. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders, any dividend payment date, or any date of the allotment of rights, during which the books of the Corporation shall be closed against the transfer of stock.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 7. Mutilated, Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any mutilation, loss or destruction thereof, and the Secretary may cause one or more new certificates for the same number of shares in that aggregate to be issued to such holder upon the surrender of the mutilated certificate or, in the case of lost or destroyed certificates, the giving to the Corporation of such proof of loss and indemnification as may be acceptable to the Board of Directors or the Chief Executive Officer.

ARTICLE VI

SUNDRY PROVISIONS

Section 1. Dividends. Subject to the applicable provisions of the Georgia Business Corporation Code and of the Articles of Incorporation, the Board of Directors may, in its discretion, declare that, if any, dividends shall be paid from the surplus or from the new profits of the Corporation, or upon any class of such stock, and the Board shall declare the dates when such dividends shall be payable.

Section 2. Negotiable Instruments and Other Evidences of Indebtedness. All checks, drafts, orders or contracts for the payment of money, issued in the name of the Corporation, shall be signed by any officer of the Corporation or an employee who has been authorized by the Directors, the Chief Executive Officer or the President to sign checks in such manner.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be such period as is fixed by the Board of Directors.

Section 4. Seal. The seal of the Corporation shall bear the words “Rock-Tenn Company of Texas” and be in such form as the Board of Directors shall approve. The seal may be lithographed or otherwise printed on any documents.

Section 5. Books and Records. Original or duplicate stock ledgers containing the names and addresses of the shareholders and the number of shares (of each class if two or more classes have been issued) held by them respectively shall be kept at the principal business office of the Corporation in Norcross, Georgia. Minutes of the proceedings of the shareholders and the Board of Directors also shall be kept at such office.

ARTICLE VII

INDEMNITY

Section 1. Indemnification of Officers and Directors. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including any action by or in the right of the Corporation), by reason of the fact that he is or was a director or elected or appointed officer of the Corporation or any of its subsidiaries, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in conjunction with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code. The right to indemnification conferred herein shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Georgia Business Corporation Code requires, the payment of such expenses incurred by such a director or officer in advance of the final disposition of the proceeding shall be made only upon the delivery to the Corporation by such director or officer of (i) a written affirmation of his good faith belief that he has met the standard of conduct set forth in these Bylaws and (ii) of a written undertaking, executed personally or on his behalf, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VII or otherwise.

Section 2. Determination by Independent Counsel. If the Corporation has not indemnified such a director or officer of the Corporation under this Article VII within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter make a written request to the Corporation that independent legal counsel determine within thirty (30) days, in a written opinion, whether the claimant has met the standards of conduct which make it permissible under the Georgia Business Corporation Code for the Corporation to indemnify the claimant for the amount claimed. If independent legal counsel determines that the claimant has met such standards of conduct, then the claimant shall promptly be indemnified by the Corporation as provided in Section 1 of this Article VII. In making such determination by independent legal counsel, neither the failure of the Corporation (including its Board of Directors or shareholders) to have made a determination that indemnification of the claimant is proper in the circumstances because he has met the applicable standards of conduct set forth in the Georgia Business Corporation Code, nor an actual determination by the Corporation (including its Board of Directors or shareholders) that the claimant has not met such applicable standards of conduct, shall create a presumption that the claimant has not met the applicable standards of conduct.

ARTICLE VIII

AMENDMENTS

These Bylaws, or any of them, or any additional or supplementary bylaws, may be altered or repealed and new bylaws may be adopted at any annual meeting of the shareholders, without notice, or any special meeting the notice of which shall set forth the terms of the proposed amendments, by the vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at such annual or special meeting as the case may be. The Board of Directors by majority vote of those present at any meeting, shall have the power to amend these Bylaws, including the power to repeal existing bylaws and to adopt new ones, but any bylaw adopted nor other action taken by the Board of Directors with respect to the bylaws may be amended or repealed by the shareholders.

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